Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Brightcove Inc. for the quarterly period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Jeff Ray, as Chief Executive Officer of Brightcove Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Brightcove Inc.

Date: November 1, 2018	By:	/s/ Jeff Ray
Jeff Ray
Chief Executive Officer
(Principal Executive Officer)

In connection with the Quarterly Report on Form 10-Q of Brightcove Inc. for the quarterly period ended September 30, 2018 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Robert Noreck, as Chief Financial Officer of Brightcove Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Brightcove Inc.

Date: November 1, 2018	By:	/s/ Robert Noreck
Robert Noreck
Chief Financial Officer
(Principal Financial Officer)